UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 8, 2015

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Commission File Number 333-190201

Changing Technologies, Inc.

(Exact name of registrant as specified in its charter)

Florida	46-3004792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 South Post Oak Lane, Suite 1700 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 300-3806

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 8, 2015, Mr. Omar Durham resigned as our Chief Executive Officer, President and Director to pursue other interests.

On the same date, prior to his resignation, Mr. Durham appointed Mr. Marco Valenzuela as Director, Chief Executive Officer and President. Mr. Valenzuela has not been appointed to any committees of the Board as the Board does not presently have any committees.

From 2010 to 2011, Mr. Valenzuela worked for several software companies as an environmental modeler and a 3D modeler. The companies that he worked for during that time were Gravity Jack Software, Critical Mass Interactive, Pint Bit Software, Meta 3D and Ronin Films. From 2011 until 2014, Mr. Valenzuela worked as a freelance artist and designer conceptualizing and producing 3D printable product designs for clients in various industries, including entertainment, oil and gas, advertising, education, medicine and jewelry. Since February 2015, Mr. Valenzuela has served as a consultant to the Company guiding its 3D printing subsidiary, 6th Dimension Technologies. Mr. Valenzuela has an associate’s degree in visual communication design from Austin Community College.

Mr. Valenzuela receives a salary of $42,000 per year and does not own any common stock. He does not have an employment contract with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 12, 2015	Changing Technologies, Inc.

By: /s/ Marco Valenzuela
Marco Valenzuela
Chief Executive Officer